                                                                   Exhibit 9.1

              VOTING TRUST AND SHARE PRICE PARTICIPATION AGREEMENT


         THIS VOTING TRUST AGREEMENT is made and entered into this 2nd day of November, 1998, by and among ALVIN HOFFMAN, REVOCABLE TRUST UAD 2/28/86, (hereinafter referred to as the "Stockholder"), as stockholder of AM COMMUNICATIONS, INC., a Delaware corporation (the "Corporation" herein) and JAY HASSAN, as Voting Trustee (hereinafter referred to as the "Trustee"). This Agreement is made with reference to the following facts:

         A. The undersigned Stockholder is the holder of record of 14,391,837 shares of the issued and outstanding shares of the common stock of the Corporation.

         B. The undersigned Stockholder desires to enter into this Agreement in order to assure continuity and stability in the policies of the Corporation and the good management of the affairs of the Corporation.

         C. The Trustee above named has consented to act under this Agreement for the purposes herein provided.

         D. The parties hereto acknowledge that the Trustee, in his respective individual capacity, for the foreseeable future intends to be Chairman of the Board of Directors of the Corporation.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. THE TRUSTEE. JAY HASSAN is hereby appointed as Trustee for the purposes set forth in and with the powers granted to him by this Agreement, and he accepts such appointment and agrees to act as a Trustee hereunder. It is expressly agreed that the Trustee has an interest in the common stock of the Corporation, and the Trustee intends to be Chairman of the Board of Directors of the Corporation.

         2. ASSIGNMENT OF STOCK TO THE TRUSTEE. The Stockholder hereby transfers, assigns and delivers to and deposits with the Trustee that number of the shares of the common stock (the "Stock") of the Corporation now owned or held by him which is specified on Exhibit "A", attached hereto and incorporated herein by this reference. The Stockholder agrees to deliver to the Trustee immediately upon the execution hereof the certificates evidencing such shares of the Stock as are set forth opposite the name of the Stockholder in Exhibit "A" hereto. All of the certificates evidencing such shares of the Stock shall be properly endorsed for transfer to the Trustee. The Stockholder agrees to execute and deliver to the Trustee such additional assignments or other instruments as may be necessary or required by the Trustee to confirm and make effective such transfer, assignment, delivery and deposit. All of such shares shall be held by the Trustee in trust for the uses and purposes herein set forth, and such shares hereinafter sometime will be referred to as the "Trust Shares".

         3. ISSUANCE OF STOCK CERTIFICATES TO THE TRUSTEE. All certificates of stock transferred to the Trustee shall be surrendered and canceled and new certificates therefor shall be issued to the Trustee, and the registration upon the certificates so issued shall state, and an entry and registration shall be made in the proper books of the Corporation, as follows: "JAY HASSAN, AS VOTING TRUSTEE UNDER THAT CERTAIN VOTING TRUST AGREEMENT AND SHARE PRICE PARTICIPATION AGREEMENT DATED NOVEMBER 2, 1998, BY AND BETWEEN ALVIN HOFFMAN, REVOCABLE TRUSTEE UAD 2/28/86 AND JAY HASSAN".

         4. ISSUANCE OF TRUST CERTIFICATES TO STOCKHOLDER. The Trustee shall issue and deliver to the Stockholder a trust certificate for the number of shares of the Stock transferred, assigned and delivered to and deposited with the Trustee as herein provided. The trust certificates to be issued hereunder shall be substantially in the form of the trust certificate attached hereto as Exhibit "B", which is incorporated herein by reference.

         5. POWERS OF THE TRUSTEE.

            5.01. Acts. During the existence of the voting trust created hereby, the Trustee shall possess and in his discretion shall be entitled to exercise all rights and powers of the absolute owner of the Stock, including without limiting the generality of the foregoing, the rights and powers to vote the Trust Shares and to assent to or dissent from any corporate or shareholder action of any kind whatsoever, whenever such vote, assent or dissent is required or permitted by law or otherwise, including the election of directors, amendment or repeal of the Articles of Incorporation and Bylaws of the Corporation, or any proposed increase, decrease or change in the classification of the capital stock of the Corporation or any proposed dissolution and liquidation or merger or consolidation of the Corporation into or with another corporation or corporations, or any sale, lease, transfer, conveyance, mortgage or encumbrance of all or any substantial part of the property of the Corporation; and no such right or power shall be vested in or be exercised by any other person as a stockholder beneficially owning any of the Trust Shares or holding or owning any trust certificate issued hereunder by virtue of the issuance or ownership of any such trust certificate. The above notwithstanding, except as provided in paragraph 11 hereof, the Trustee shall not at any time sell, transfer, pledge, hypothecate or in any other manner dispose of all or any part of the Trust Shares.

            5.02. Authority. In voting shares of stock or in otherwise assenting or dissenting to any matter pursuant to his authority hereunder, or in performing any act in respect of the control or management of the Corporation or its affairs, as a holder(s) of stock deposited hereunder, the Trustee shall exercise his best judgment in the interests of the Corporation to the end that its affairs shall be properly managed. Except as otherwise expressly provided herein, the Trustee may and shall act without the vote, assent or dissent, or

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

opinion of the holders of the trust certificates hereunder. The Trustee may vote or act by a nominee, agent, attorney in fact or proxy who may be appointed in writing or by telegram, radiogram, or cable, and the vote or act of such nominee, agent, attorney in fact or proxy shall be as effective as the vote or act of the Trustee appointing such person. The Trustee shall have the same liability for the acts and defaults of any nominee, agent, attorney in fact or proxy representing him to the same extent as if the acts or defaults were the personal acts of the Trustee.

         6. THE TRUSTEE MAY BE INTERESTED PERSONALLY. The Trustee may serve as director, officer and employee of the Corporation, and may vote or cause votes to be cast in favor of his own election, appointment or employment as such director, officer or employee.

         7. COMPENSATION OF THE TRUSTEE. The Trustee shall not be entitled to any compensation for his services as Trustee hereunder.

         8. RESIGNATION, DEATH OR INCAPACITY OF THE TRUSTEE. The Trustee may resign and discharge himself from all further duties hereunder at any time by written notice and upon each of the then record owners of trust certificates at least thirty (30) day prior to the date on which such resignation is intended to become effective, which date shall be specified in such notice, unless such resignation is accepted by all such record owners of trust certificates as of an earlier date.

         The legal incapacity of the Trustee shall constitute the resignation and discharge of such Trustee from all further duties and obligations hereunder.

         Upon the resignation and discharge of the Trustee as provided in this paragraph, this Agreement and the voting trust created hereby shall terminate.

         9. LIABILITY OF THE TRUSTEES. The Trustee shall not be liable for any error of judgment nor for any act of commission or omission, nor for any mistake of law or fact, nor for anything which he may do or refrain from doing in good faith, nor generally shall he have any accountability hereunder, except for his own willful misconduct or gross negligence.

        10. TRANSACTIONS BY TRUST CERTIFICATE OWNERS. Except as provided in paragraph 11, no holder of any trust certificate or of any beneficial interest hereunder shall have the right nor shall he attempt to sell, transfer, pledge, hypothecate or in any manner dispose of any of the Trust Shares except in connection with the sale, transfer, pledge or hypothecation of an interest in trust certificates, and any attempted or purported sale, transfer, hypothecation, foreclosure, or other disposition of any Trust Shares, except as aforesaid, shall be null and void.

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

        11. TRANSACTIONS BY HOFFMAN. Subject to the Trustee's 30 day right to purchase described in this paragraph, Hoffman shall have the absolute right to cause the sale, transfer, pledge or hypothecation ("Sale") of all or any portion of the Trust Shares by giving 30 days written notice to the Trustee, which notice shall contain the purchase price and other terms of the Sale of said Trust Shares, at the sole discretion of Hoffman, with full rights conveyed to him under that certain Agreement to Restructure Indebtedness dated March 31, 1994, by and between Hoffman and the Corporation, and subject only to any restrictions imposed by the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such Act, as they each may, from time to time, be in effect. Within 30 days of receipt of said notice, the Trustee shall either:

            a) purchase the Trust Shares from Hoffman at the price set forth by Hoffman in such notice, less fifty percent (50%) of the price per share in excess of ten cents ($.10) per share for each Trust Share offered for sale; or

            b) effect the Sale of said Trust Shares in accordance with and upon the terms of the notice, and the Trustee shall execute all such documents and papers, and do all such things, as is necessary to effect the Sale of said Trust Shares as provided in the notice and to effect the termination of the voting trust provided for herein as to such Trust Shares.

        12. DISTRIBUTION OF PROCEEDS OF SALE. The Trustee shall direct that all proceeds of any Sale effected pursuant to paragraph 11 hereof shall be paid by the purchaser of said Trust Shares directly to Hoffman or the holder of any trust certificate relating thereto, and, to the extent that any such proceeds shall come into the possession of the Trustee, the Trustee shall immediately turn over all such proceeds to Hoffman or the holder of any trust certificate relating thereto. During the term of this Agreement, in the event that the proceeds of any such Sale represent a purchase price for the Trust Shares which exceeds Ten Cents ($.10) per Trust Share, Hoffman or the holder of any trust certificate relating thereto shall pay to the Trustee, for each Trust Share so sold, fifty percent (50%) of the difference between the amount of Ten Cents ($.10) per Trust Share and the amount actually paid for each Trust Share which exceeds Ten Cents ($.10).

        13. TRUSTEE TO RECEIVE AND DISTRIBUTE DIVIDENDS. During the continuance of this voting trust, the Trustee shall receive all cash dividends paid upon the Trust Shares, and within a reasonable time after the receipt thereof shall pay such dividends to the record owners of trust certificates then outstanding in accordance with their several interests hereunder as represented by the trust certificates held by them respectively. Any and all shares of the Stock received by the Trustee during the continuance of this trust as a dividend or distribution payable in the Stock of the Corporation or upon any split-up or subdivision of the Stock shall be held by the Trustee as part of the principal or corpus of the trust estate and not as income. Upon receipt by the Trustee of any such common stock they shall issue to the then record owners of trust

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certificates additional trust certificates representing such additional shares of common stock in accordance with their several interests hereunder as represented by trust certificates held by them respectively. During the continuance of this voting trust the Trustee shall receive all dividends payable in property or payable in any manner whatsoever other than in cash or in common stock of the Corporation and shall distribute such dividends in the same manner as hereinabove provided in this paragraph with respect to cash dividends.

        14. SUBSCRIPTION RIGHTS. If at any time while the Trustee (as Trustee) is holder(s) of the legal title to any of the Stock pursuant to this Agreement, the Stockholder becomes entitled to subscribe for new or additional shares of the Stock, or to purchase shares of the Stock, the Trustee shall not be obligated to exercise such right except in the following manner and to the following extent. The record owner of any trust certificate who is a party to this Agreement may request the Trustee in writing to exercise such right to the extent to which the owner of such certificate would have been entitled to subscribe or purchase as the holder of the shares of stock represented by such trust certificate, and concurrently shall pay to the Trustee the full amount of money necessary to be paid at such time for the shares to be subscribed for or purchased as aforesaid. If any deferred payments are to be made at a later date, the record owner of such certificate shall also make the required payments, as and when so required, to the Trustee. Upon receiving such request and payment or down payment, as applicable, the Trustee shall subscribe and pay for such Shares, the certificates for which shall be issued to him as Trustee hereunder, and thereupon said Shares shall be added to and shall become a part of the Trust Shares, and the Trustee shall issue to the trust certificate owner upon whose request such Shares have been subscribed for a trust certificate representing such Shares.

        15. EVIDENCE OF OWNERSHIP OF CERTIFICATES. The Trustee, at any time and for all purposes whatsoever, may deem and treat the then registered or record owner of any trust certificate as the absolute owner thereof and of the entire right, title and interest represented thereby, and the Trustee shall not be affected by any notice to the contrary.

        16. LOST OR DESTROYED TRUST CERTIFICATES. In case any trust certificates should become mutilated or defaced or should become lost, stolen or destroyed, the Trustee, in his discretion, may execute in exchange for and upon cancellation of the mutilated or defaced certificate, or in lieu or and in substitution therefor if lost, stolen or destroyed, a new certificate of like tenor and representing the same number of shares as the mutilated, defaced, lost, stolen or destroyed trust certificate. The applicant for such replacement or substitution shall furnish to the Trustee evidence satisfactory to him of the ownership of such original trust certificate and of the loss, theft, defacement, mutilation or destruction thereof and shall pay all charges and expenses, including counsel fees, of the Trustee in connection with the investigation and with the replacement thereof. The applicant also shall furnish to the Trustee such indemnity as in the Trustee' sole discretion they may require.

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

        17. FILING OF COPY OF AGREEMENT WITH THE CORPORATION. Prior to effecting the provisions of paragraph 3 hereof, an executed copy of this Agreement shall be filed in the registered office of the Corporation in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Corporation or any beneficiary of the trust provided for in this Agreement daily during business hours.

        18. DISSOLUTION OF THE CORPORATION. In the event of the total or partial liquidation or dissolution of the Corporation, whether voluntary or involuntary, the monies, securities, proceeds, rights or property received by the Trustee in respect of the Shares deposited under this Agreement shall be distributed among the record owners of the trust certificates issued in respect of such Shares in proportion to their interests, less the deductions as hereinbefore provided.

        19. TERMINATION AND IRREVOCABILITY OF TRUST. This Agreement and the voting trust hereby created shall terminate upon the first to occur of (i) the death or legal incapacity of the Trustee; (ii) the resignation of the Trustee as Chairman of the Board of Directors of the Corporation; (iii) the removal by the Corporation of the Trustee as Chairman of the Board of Directors of the Corporation; or (iv) a termination for cause of the Services Agreement between Trustee and the Corporation. Subject to the foregoing and the provisions of paragraphs 11 and 21 hereof, this voting trust is expressly declared to be irrevocable.

        20. EFFECT OF TERMINATION. Upon the termination of this Agreement and the voting trust created hereby, in any manner provided for herein, the Trustee, upon the surrender to him of the outstanding trust certificates, shall immediately deliver the Trust Shares to the then record owners of the trust certificates at the time issued and outstanding hereunder in proportion to their respective interests by causing new share certificates to be issued and delivered to said record owners.

        21. AMENDMENT OF AGREEMENT. This Agreement may be amended in any part at any time only by the unanimous consent, in writing, of the Trustee and the owners of all of the trust certificates then outstanding. Such written consent shall be filed with the Corporation and with each record owner of trust certificates issued pursuant to the provisions hereof. Unless the written consent specifies a definite date as of which it is to take effect, it shall take effect when filed with the Corporation.

        22. EFFECT OF PARTIAL INVALIDITY. If any one or more provisions of this Agreement should be or become contrary to law, then such provisions only shall be null and void and shall be deemed separable from the remaining provisions hereof; and its or their invalidity shall not in any way affect the validity of this Agreement as a whole or of any other provision or portion thereof; provided however, that the Agreement as thereby modified continues to provide the parties with the essential benefits bargained for. In the event the Agreement as so modified does not provide such benefits, the Agreement shall be deemed rescinded or terminated upon such grounds as a court of competent jurisdiction may deem equitable.

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

        23. MISCELLANEOUS.

            23.01. Effect of Testamentary Disposition of Inheritance. Any person acquiring any Trust Share or trust certificate by testamentary disposition, inheritance, order of court or otherwise, shall take such Trust Share or trust certificate subject to each and all of the provisions of this Agreement, and each such provision shall be applicable to each Trust Share or trust certificate to the same effect as though the person so receiving it had been a party to this Agreement and had signed the same.

            23.02. Service of Notice Upon Trust Certificate Holders. Any notice or demand of any kind hereunder which any person may be required or may desire to serve upon the owner of any trust certificate may be served by personal service or by mailing the same addressed to such owner of a trust certificate at the address last registered to him with the Trustee, or if no such address has been registered, then addressed to such owner of a trust certificate at the principal office of the Corporation.

            23.03. Service of Notice Upon Trustee. Any notice or demand of any kind hereunder which any person may be required or may desire to serve upon the Trustee may be served by personal service on the Trustee or by mailing the same addressed to the Trustee at the principal office of the Corporation.

            23.04. Method of Service. All such notices or demands may be delivered by courier or other means of personal service, by registered or certified mail or by telecopy. Any such notice or demand so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry, certification receipt or other evidence of receipt. The Trustee may, from time to time by notice in writing served upon the other parties hereto, designate a different mailing address or a different or additional person to which all such notices or demands thereafter are to be addressed.

            23.05. Agreement May Be Executed in Counterparts. This Agreement may be signed in any number of counterparts with the same force and effect as though all of the parties hereto had signed one instrument. However, it shall not be deemed to have been fully executed and shall have no effect whatsoever until the Trustee and the Stockholder whose stock is listed upon Exhibit "A" hereto shall have each signed one or more counterparts.

            23.06. Persons Bound. This Agreement shall inure to the benefit of and bind, as the case may require, the parties hereto and their respective heirs, executors, administrator, successors and assigns, and each person to whom any trust certificate is issued, transferred, assigned or hypothecated shall take the same subject to each and all of the terms and conditions hereof and of such trust certificate, and by his acceptance of such trust certificate shall be

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

bound by this Agreement and by the provisions of such trust certificate in the same manner and to the same extent as though he had signed this Agreement as one of the parties hereto.

            23.07. Entire Agreement. This Agreement, in conjunction with those additional references made herein, is intended to embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all negotiations, prior discussions, or prior agreements and understandings.

            23.08. Paragraph Headings. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference, and are not a part of any are not intended to govern or aid in the construction of any of the terms or provisions thereof.

            23.09. Attorneys' Fees. If any party hereto shall bring an action against any other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

            23.10. Applicable Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any suit brought hereon shall be brought in the state or federal courts of the Commonwealth of Pennsylvania, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Pennsylvania law.

         EXECUTED at by the parties hereto on the day and year first above written.

                                            "Stockholder"

                                            ALVIN HOFFMAN REVOCABLE TRUST

                                            /s/ Alvin Hoffman
------------------------                    -----------------------------------
                                            ALVIN HOFFMAN, TRUSTEE



                                            "Trustee"

                                            /s/ Jay Hassan
-------------------------                   -----------------------------------
                                            JAY HASSAN

                                    EXHIBIT A


                   LIST OF SHARES TRANSFERRED TO VOTING TRUST

         LIST SETTING FORTH THE TOTAL NUMBER OF SHARES OF COMMON STOCK OF THE CORPORATION TO BE TRANSFERRED, ASSIGNED, DELIVERED AND DEPOSITED BY THE STOCKHOLDER TO AND WITH THE TRUSTEE

                             ----------------------




Stockholder                                 Number of Shares
-----------                                 ----------------


ALVIN HOFFMAN,
REVOCABLE TRUST UAD 2/28/86                   14,391,837

                                    EXHIBIT B

                                TRUST CERTIFICATE

        14,391,837 SHARES OF THE COMMON STOCK OF AM COMMUNICATIONS, INC.

         THIS CERTIFIES that there have been deposited with the undersigned, Jay Hassan, as "Trustee" under that certain "Voting Trust Agreement" with respect to the common stock of AM Communications, Inc., a Delaware corporation (hereinafter called the "Corporation"), dated November 2, 1998 by and between the Trustee and the certain stockholder of the Corporation named therein, certificates for the number of shares of the common stock of the Corporation set forth on this Trust Certificate, and that Alvin Hoffman, Revocable Trust UAD 2/28/86 or its registered assigns, upon the termination of the Voting Trust Agreement, and subject always to the terms, provisions and conditions thereof and of this Trust Certificate, will be entitled to receive from the Trustee such shares of common stock of the Corporation. Such shares of common stock are held by the Trustee subject to and upon the terms, conditions, restrictions and trusts set forth in the Voting Trust Agreement, and this Trust Certificate is issued pursuant thereto.

         The holder of this Trust Certificate takes the same subject to each of the terms, conditions, restrictions and trusts of the Voting Trust Agreement, and by acceptance of this Trust Certificate agrees to be bound thereby, with like effect as if the Voting Trust Agreement had been signed by him in person, and he is entitled to all of the benefits specified therein arising from the ownership of said shares deposited with the Trustee as provided therein. A copy of the Voting Trust Agreement is on file in the office of the Corporation, reference to which is hereby made for further particulars.

         All rights to vote and otherwise represent said shares of stock are vested in and shall be exercised by the Trustee in accordance with the provisions of the Voting Trust Agreement and no right to vote or otherwise represent any of said shares of stock shall pass to the holder hereof by virtue of the issuance or ownership of this Trust Certificate.

         The provisions of this Trust Certificate are intended to be and shall be given the effect of a contract among all present and future owners of trust certificates issued under the Voting Trust Agreement, and with the Trustee and the stockholders who are parties to the Voting Trust Agreement.

         The Trustee shall receive all dividends and distributions with respect to the shares of stock evidenced by this Trust Certificate and shall hold or pay the same as provided in the Voting Trust Agreement.

         This Trust Certificate is transferable only by the registered holder hereof, in person or by attorney duly authorized, as set forth in the register which shall be kept for that purpose by the Trustee, and then only upon compliance with the provisions of the Voting Trust Agreement and of this Trust Certificate and upon the surrender to the Trustee of this Trust Certificate properly endorsed; and until so transferred the Trustee may treat the then registered holder hereof as the owner hereof for all purposes whatsoever.

         Upon the termination of the voting trust, the Trustee will, upon endorsement and surrender of this Trust Certificate to them, assign and deliver to the registered holder hereof a share certificate representing a like number of said shares, less said holder's proportionate share of all costs, expenses and charges as provided by the Voting Trust Agreement.

        DATED:
              ---------------------


                                                 -----------------------------
                                                 Trustee






        ASSIGNMENT OF RIGHTS AND INTERESTS OF HOLDER UNDER VOTING TRUST

         FOR VALUE RECEIVED Alvin Hoffman, Revocable Trust UAD 2/28/86 hereby sells, assigns and transfers the attached Trust Certificate and all rights and interests represented thereby and subject to each and all of the terms and conditions of the Voting Trust Agreement mentioned herein to ____________________________ and hereby constitutes and appoints
_________________________ attorney to transfer this certificate on the books of the Trustee mentioned therein with full power of substitution in the premises.


DATED:
      -----------------------


                                                       ------------------------


In the presence of:


-----------------------------------------

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